Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 7, 2014, relating to the financial statements of Choose Digital, Inc. as of December 31, 2013 and 2012, and for the years then ended, which appears in the Current Report on Form 8K/A of Viggle Inc. dated September 4, 2014.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York
February 6, 2015